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                                                                    Exhibit 23.3

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-11747, File No. 333-36117, File No. 333-43139, and File No. 333-63047, File No. 333-75919, and File No.
333-86939).

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
March 29, 2000